Exhibit (h)(48)

DBX ETFs

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of April 14, 2026 between the Acquiring Fund(s) listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and DBX ETF Trust, on behalf of each of the Acquired Funds listed on Schedule B, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange

Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) of the 1940 Act in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.       TERMS OF INVESTMENT

(a)  In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows solely with respect to an investment by such Acquiring Fund in an Acquired Fund that exceeds the limits in Section 12(d)(1)(A) of the 1940 Act:

(i)    In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii)    Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investment in the Acquired Fund.

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(b)  In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with publicly available information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund to comply with the terms and conditions of the Rule.

2.	REPRESENTATIONS OF THE ACQUIRED FUNDS.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	REPRESENTATIONS OF THE ACQUIRING FUNDS.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) Prior to making an investment in an Acquired Fund in excess of the limits of Section 12(d)(1)(A)(i), an Acquiring Fund agrees to provide notice to the Acquired Fund.

4.	NOTICES

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Global X Funds Attn: Legal Department 605 Third Ave., 43rd Floor New York, New York 10158 Email: legal@globalxetfs.com	Frank Gecsedi Chief Compliance Officer – DBX ETF Trust DWS Investment Management Americas 875 Third Avenue New York, NY 10022 Email: frank.gecsedi@db.com

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With a copy to: John Millette Secretary – DBX ETF Trust DWS Investment Management Americas 100 Summer Street, 8th Floor Boston, MA 02110 Email: john.millette@db.com

5.	TERM AND TERMINATION; ASSIGNMENT; AMENDMENT

(a)  This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 5(b).

(b)  This Agreement shall continue until terminated in writing by either party (either in its entirety or with respect to one or more Acquired Funds or Acquiring Funds) upon sixty (60) days’ notice to the other party. Upon termination of this Agreement, the Acquiring Funds may not purchase additional shares of the Acquired Funds beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

(d) Except as otherwise provided in this Agreement, the Agreement and any Schedules may be amended only by a writing that is signed by each affected party.

(e) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that is involved in the matter in controversy and not to any other series of the Acquiring Funds.

(f) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other series of the Acquired Funds.

(g) This Agreement will be governed by New York law without regard to choice of law principles.

6.       INDEMNIFICATION

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(a)               Each Acquiring Fund, severally and not jointly, agrees to hold harmless, indemnify and defend the Acquired Funds, including any of their principals, directors or trustees, officers, employees and agents (“Acquired Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Funds, including any Acquired Fund Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquiring Fund’s summary prospectus, prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto (other than information received from the Acquired Fund or Acquired Fund Agents) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) a material breach by such Acquiring Fund of any provision of this Agreement. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

(b)               Each Acquired Fund, severally and not jointly, agrees to hold harmless, indemnify and defend an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents (“Acquiring Fund Agents”), against and from any Claims asserted against the Acquiring Fund, including any Acquiring Fund Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquired Fund’s summary prospectus, prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto (other than information received from the Acquiring Fund or Acquiring Fund Agents) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) a material breach by such Acquired Fund of any provision of this Agreement. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

7.        MISCELLANEOUS

(a) Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(b) Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(c) Addition or Removal of Acquiring and Acquired Funds. In the event that either party to this Agreement wishes to include one or more additional series on Schedules A or B, or remove one or more series from eligibility for purchase by adding the series to Schedule C, the relevant party shall notify the other party in writing, and, if the other party agrees in writing, the appropriate Schedule shall be amended accordingly and, in the case of series added to Schedule A or B, such series shall become an Acquiring Fund or Acquired Fund, as appropriate, under this Agreement.

(d) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all

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contemporaneous oral agreements, understandings and negotiations.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DBX ETF Trust, on behalf of its series listed on Schedule B

/s/Freddi Klassen

Name: Freddi Klassen

Title: President and Chief Executive Officer

Global X Funds, on behalf of each of its series listed on Schedule A, severally and not jointly

/s/Jasmin Ali

Name: Jasmin Ali

Title: General Counsel

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SCHEDULE A

Acquiring Funds

Global X Russell 2000 Covered Call ETF
Global X Russell 2000 Covered Call & Growth ETF
Global X Blockchain & Bitcoin Strategy ETF
Global X Alternative Income ETF
Global X Dorsey Wright Thematic ETF
Global X Emerging Markets ex-China ETF
Global X Emerging Markets Great Consumer ETF
Global X MLP & Energy Infrastructure Covered Call ETF
Global X Bitcoin Trend Strategy ETF
Global X Information Technology Covered Call & Growth ETF
Global X S&P 500 Covered Call ETF
Global X S&P 500 Covered Call & Growth ETF
Global X PureCap℠ MSCI Communication Services ETF
Global X PureCap℠ MSCI Consumer Discretionary ETF
Global X PureCap℠ MSCI Consumer Staples ETF
Global X PureCap℠ MSCI Energy ETF
Global X PureCap℠ MSCI Financials ETF
Global X PureCap℠ MSCI Health Care ETF
Global X PureCap℠ MSCI Industrials ETF
Global X PureCap℠ MSCI Materials ETF
Global X PureCap℠ MSCI Real Estate ETF
Global X PureCap℠ MSCI Information Technology ETF
Global X PureCap℠ MSCI Utilities ETF
Global X Bitcoin Covered Call ETF
Global X Treasury Bond Enhanced Income ETF
Global X U.S. 500 Income Edge ETF
Global X Nasdaq-100 Income Edge ETF
Global X Commodity Strategy ETF

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SCHEDULE B

Acquired Funds (as of 4/14/26)

DBX ETF Trust

Xtrackers Harvest CSI 300 China A-Shares ETF (ASHR)

Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF (ASHS)

Xtrackers MSCI All World ex US Hedged Equity ETF (DBAW)

Xtrackers MSCI EAFE Hedged Equity ETF (DBEF)

Xtrackers MSCI Emerging Markets Hedged Equity ETF (DBEM)

Xtrackers MSCI Europe Hedged Equity ETF (DBEU)

Xtrackers MSCI Eurozone Hedged Equity ETF (DBEZ)

Xtrackers MSCI Japan Hedged Equity ETF (DBJP)

Xtrackers FTSE Developed ex US Multifactor ETF (DEEF)

Xtrackers Russell US Multifactor ETF (DEUS)

Xtrackers MSCI EAFE Selection Equity ETF (EASG)

Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF (EMCR)

Xtrackers MSCI Emerging Markets Climate Selection ETF (EMCS)

Xtrackers International Real Estate ETF (HAUZ)

Xtrackers MSCI All World ex US High Dividend Yield Equity ETF (HDEF)

Xtrackers Low Beta High Yield Bond ETF (HYDW)

Xtrackers USD High Yield Corporate Bond ETF (HYLB)

Xtrackers High Beta High Yield Bond ETF (HYUP)

Xtrackers MSCI Kokusai Equity ETF (KOKU)

Xtrackers S&P MidCap 400 Scored & Screened ETF (MIDE)

Xtrackers Russell 1000 US Quality at a Reasonable Price ETF (QARP)

Xtrackers Municipal Infrastructure Revenue Bond ETF (RVNU)

Xtrackers Short Duration High Yield Bond ETF (SHYL)

Xtrackers S&P 500 Scored & Screened ETF (SNPE)

Xtrackers MSCI USA Selection Equity ETF (USSG)

Xtrackers RREEF Global Natural Resources ETF (NRES)

Xtrackers California Municipal Bond ETF (CA)

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Xtrackers US 0-1 Year Treasury ETF (TRSY)

Xtrackers USD High Yield BB-B ex Financials ETF (BHYB)

Xtrackers Nifty 500 India ETF (IND)

Xtrackers US Green Infrastructure Select Equity ETF (UPGR)

Xtrackers Cybersecurity Select Equity ETF (PSWD)

Xtrackers Semiconductor Select Equity ETF (CHPS)

Xtrackers US National Critical Technologies ETF (CRTC)

Xtrackers Artificial Intelligence and Big Data ETF (XAIX)

Xtrackers Europe Defense Technologies ETF (XDEF)

Xtrackers Europe Market Leaders ETF (XEML)

Xtrackers MSCI USA Climate Action Equity ETF (USCA)

Xtrackers Net Zero Pathway Paris Aligned US Equity ETF (USNZ)

Xtrackers S&P 500 Growth Scored & Screened ETF (SNPG)

Xtrackers S&P Dividend Aristocrats Screened ETF (SNPD)

Xtrackers S&P 500 Diversified Sector Weight ETF (SPXD)

Xtrackers S&P 100 Ex Top 20 ETF (XOEX)

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SCHEDULE C

Funds Excluded from Acquired Fund List

DBX ETF Trust

Xtrackers Risk Managed USD High Yield Strategy ETF (HYRM)

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